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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                           COASTAL BANCORP, INC.
           ----------------------------------------------------
          (Exact name of Registrant as specified in its charter)

                                   TEXAS
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       (State or other jurisdiction of incorporation or organization)


                                 76-0428727
                    -----------------------------------
                    (I.R.S. Employer Identification No.)

                         --------------------------
                         5718 Westheimer, Suite 600
                           Houston, Texas 77057
                              (713) 435-5000
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(Address, including zip code, and telephone number, including area code, of
Registrants' principal executive offices)



If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section              securities pursuant to Section
12(b) of the Exchange Act and is            12(g) of the Exchange Act and is
effective upon filing pursuant to           effective upon filing pursuant
General Instruction A.(c), please           to General Instruction A.(d),
check the following box.  [ ]               please check the following box.[X]



Securities Act registration statement file number to which this form relates:
333-75983
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Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

____% Series A Cumulative Preferred Stock of Coastal Bancorp, Inc.

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Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

     The information relating to the Registrant's securities required by
     Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of Series A Preferred Stock" and "Description of Preferred Stock," in the Registrant's Registration Statement on Form S-3 (Registration No. 333-75983) filed with the Commission on April 9, 1999 (the "Form S-3"), and the same sections, respectively, in the Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b) which are deemed to be incorporated by reference herein.

Item 2.   Exhibits
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     4.1     Form of certificate of designation of series of preferred stock.
             1/
             -

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1/ Incorporated by reference to Exhibit 4.2 to the Form S-3.
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                                 SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    COASTAL BANCORP, INC.



Date: April 15, 1999           By:/s/ Catherine N.Wylie
                                   ------------------------------------------
                                  Catherine N. Wylie, Executive Vice President
                                  and Chief Financial Officer

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